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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AVENTIS
(Exact Name of registrant as specified in its charter)

The Republic of France (State or other jurisdiction of incorporation or organization)	None (IRS Employer Identification No.)

Espace Européen de l'Entreprise 67917 Strasbourg cedex 9 France (Address of principal executive offices)

AVENTIS PHARMACEUTICALS SAVINGS PLAN
(Full title of the plan)

Edward H. Stratemeier, Esq.
Aventis Pharmaceuticals
300 Somerset Corporate Boulevard
Mail Code SC3-830A
Bridgewater, New Jersey 08807-2854
(Name and address of agent for service)

(908) 243-6000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

American Depositary Shares, each representing one Ordinary Share, nominal value € 3.82 per share, and an equal number of options to purchase such shares(1)	2,000,000 shares	$45.19(2)	$90,380,000.00	$7,311.00

(1)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's American Depositary Shares on the New York Stock Exchange, as reported in the consolidated reporting system for February 28, 2003.

        This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective.

        This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. 333-11250) of Aventis (the "Registrant") and the Aventis Pharmaceuticals Savings Plan filed by the Registrant with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended.

Item 8.    Exhibits

Exhibit Number	Description
23	Consent of PricewaterhouseCoopers to incorporation by reference of Independent Auditors' Report
24	Power of Attorney

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of December 23, 2002.

AVENTIS
By:	/s/ IGOR LANDAU Igor Landau Chairman of the Management Board

SIGNATURES

        The Plan.    Pursuant to the requirements of the Securities Act of 1933, the Hoechst Marion Roussel, Inc., Savings Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of December 23, 2002.

AVENTIS PHARMACEUTICALS SAVINGS PLAN
By:	/s/ HELEN HEFNER Helen Hefner for the Employee Savings Plan Committee, Plan Administrator

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Richard J. Markham, Gerald P. Belle, Edward H. Stratemeier, and Owen K. Ball, Jr., or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 23, 2002.

Name of Signatory	Capacities in Which Signing

/s/ IGOR LANDAU Igor Landau	Chairman of the Management Board (Principal Executive Officer)
/s/ RICHARD J. MARKHAM Richard J. Markham	Vice Chairman of the Management Board and Chief Operating Officer
/s/ PATRICK LANGLOIS Patrick Langlois	Vice Chairman of the Management Board and Chief Financial Officer (Principal Financial Officer)
/s/ FRANK L. DOUGLAS Frank L. Douglas	Member of the Management Board and Executive Vice President for Drug Innovation and Approval
/s/ HEINZ-WERNER MEIER Heinz-Werner Meier	Member of the Management Board and Executive Vice President for Human Resources
/s/ DIRK OLDENBURG Dirk Oldenburg	Member of the Management Board, Executive Vice President and General Counsel
/s/ THIERRY SOURSAC Thierry Soursac	Member of the Management Board and Executive Vice President for Commercial Operations
/s/ MICHEL FINANCE Michel Finance	Chief Accounting Officer (Principal Accounting Officer)
/s/ EDWARD H. STRATEMEIER Edward H. Stratemeier	Authorized Representative in the United States

EXHIBIT INDEX

Regulation S-K Exhibit Number	Description of Document	Sequential Page Number
23	Consent of PricewaterhouseCoopers to incorporation by reference of Independent Auditors' Report	8
24	Power of Attorney (included in signature page)

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  Item 8. Exhibits
SIGNATURES
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX